Exhibit 10.18

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into to be effective as of May 28, 2014 (the “Effective Date”), by and between Green Management Energy Services Holdings, Inc. (collectively with its affiliates, the “Company”), and John Tabacco (collectively with his affiliates, the “Consultant”).

WHEREAS:

A.	The Consultant has the professional business and other experience to assist the Company; and
B.	The Company desires to retain the Consultant as an independent consultant and to memorialize the Consultant's work for the Company by entering into this written Agreement.

NOW, THEREFORE, in consideration of the premises and promises, warranties and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

1.    DUTIES. The Company hereby engages the Consultant and the Consultant hereby accepts engagement as a consultant. Consultant shall assist the Company in locating potential merger partners and/or developing corporate partnering relationships and perform such other duties and obligations as will be agreed to between the Company and the Consultant (collectively, the “Transactions”). The Consultant agrees to promptly perform all services required of the Consultant hereunder in an efficient, professional, trustworthy and businesslike manner. In such capacity, Consultant will utilize only materials, reports, financial information or other documentation that is approved in writing in advance by the Company.

2.    CONSULTING SERVICES & COMPENSATION. The Consultant shall be retained as a Consultant and independent contractor for the Company. For services rendered hereunder, the Consultant shall receive such form and payout of compensation as will be expressly agreed between the Company and the Consultant at a future date.

3.    EXPENSES. Each party shall be solely responsible for any and all of such party’s expenses incurred in connection with the preparation of, or performance under, this Agreement.

4.    CONFIDENTIALITY. Each party agrees that it is receiving the Confidential Information solely for the purpose of evaluating the Transactions and that it will not at any time during such evaluation or thereafter: (i) use any Confidential Information for any other purpose or (ii) discuss, disclose or otherwise transfer any Confidential Information to any person or entity, provided that each such Party shall be permitted to discuss, distribute or otherwise transfer such Confidential Information to its employees, agents, counsel, advisors, professional consultants and accountants (collectively, the “Representatives”) who, in each such case, have a specific need to know such Confidential Information, and who have been advised of the terms of this Agreement, and such party shall require them to be bound by terms substantially similar to those of this Agreement, prior to any disclosure of Confidential Information to any such persons, and such persons will use the Confidential Information solely for the purpose of evaluating the Potential Transactions. Each party may disclose Confidential Information of the other party to the extent required by law, subpoena or other legal process, regulatory authority or court order.

Any and all information about (or relating to) the existence and nature of the Potential Transactions, and any products, product plans, services, trade secrets and know-how, software, technology, business plans, creative designs and concepts, financial statements, projections, existing or proposed projects, suppliers, supplier lists, customers, customer lists, employees lists, markets, pricing, purchase records, sale records, identity of and dealings with clients, marketing, existing and future investments (direct and indirect), investment ideas, investment trading systems and models, algorithms, formulas, patterns and compilations of information, strategies, processes, methodologies or trade secrets, in each case, of any party or related to the Transactions, in whatever form, from whatever source and whenever such information is received by the other Party, shall be deemed confidential and shall be collectively referred to in this Agreement as “Confidential Information”. Notwithstanding the foregoing, the term “Confidential Information” shall not include information which: (a) was in a party’s possession prior to disclosure by the other party, (b) is independently developed by a party, (c) becomes publicly available without violation of this Agreement or by any fault of any party, (d) becomes lawfully available from a third party, or (e) is approved for disclosure by written authorization of a party.

5.    INDEPENDENT CONTRACTOR STATUS. Consultant understands that since the Consultant is not an employee of the Company, the Company will not withhold income taxes or pay any employee taxes on its behalf, nor will it receive any fringe benefits. The Consultant shall not have any authority to assume or create any obligations, express or implied, on behalf of the Company and shall have no authority to represent the Company as agent, employee or in any other capacity that as herein provided.

6.    TERMINATION. Either party may terminate this Agreement at anytime with or without cause by giving written notice to the other party.

7.    NO THIRD PARTY RIGHTS. The parties warrant and represent that they are authorized to enter into this Agreement and that no third parties, other than the parties hereto, have any interest in any of the services contemplated hereby.

8.    GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

9.    ATTORNEY'S FEES. In the event of any controversy, claim or dispute between the parties hereto, arising out of or in any manner relating to this Agreement, including an attempt to rescind or set aside, the prevailing party in any action brought to settle such controversy, claim or dispute shall be entitled to recover reasonable attorney's fees and costs.

10.  ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties and cannot be altered or amended except by an amendment duly executed by all parties hereto. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and personal representatives of the parties.

[Signature page follows]

2

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date.

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

By:	/s/ Ronald Ulfers, Jr.
Name: Ronald Ulfers, Jr. Title: Authorized Signatory

CONSULTANT

/s/ Johan Tabacco
Name: John Tabacco